Exhibit 99.1

Cellegy Pharmaceuticals Appoints Robert J. Caso as Vice President, Finance
and Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., – March 29, 2005 – Cellegy Pharmaceuticals, Inc. (Nasdaq: CLGY), a specialty biopharmaceutical company, announced today the appointment of Mr. Robert J. Caso as its new Vice President, Finance and Chief Financial Officer.  Mr. A. Richard Juelis has resigned his position to pursue other interests.  “We thank Rich for his many years of service to Cellegy, wish him the best,” said Mr. Williams.

Mr. Caso, a CPA and MBA, spent many years as controller with Centocor and subsequently Johnson & Johnson after Centocor was acquired by Johnson & Johnson. Mr. Caso has also held positions in other emerging growth companies and in public accounting.  “We all look forward to working with Rob, who is a seasoned financial officer and brings many years of broad industry experience and financial expertise to Cellegy,” said, Mr. Williams.

About Cellegy Pharmaceuticals

Cellegy Pharmaceuticals is a specialty biopharmaceutical company that develops and commercializes prescription drugs for the treatment of women’s health care conditions, including HIV prevention and sexual dysfunction, gastrointestinal disorders and certain cancers.

For more information:

Robert Caso	Richard C. Williams
Vice President, Finance & CFO	Chairman and Interim CEO

Phone:  (650) 616-2200

WWW.CELLEGY.COM

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